For immediate release

VII Peaks-KBR Co-Optivist Income BDC II

DECLARES SPECIAL DISTRIBUTION of $0.077 Per Share

San Francisco, CA – December 27, 2012 – The Board of Directors of VII Peaks-KBR Co-Optivist Income BDC II, Inc. (the “Company”) authorized and declared a special cash distribution equal to $0.077 per share, to be paid to stockholders of record at the close of business December 27, 2012, payable on January 17, 2013.

This special distribution shall be paid exclusive of and in addition to the current annualized distribution of 7.35% per share, based on a $10.00 share price.

On December 27, 2012, the Company also declared two semi-monthly distributions of $0.030625 per share each (an annualized rate of 7.35% based on the Company's current $10.00 per share public offering price) to stockholders of record on December 27, 2012, payable on January 17, 2013 and January 31, 2013.

On December 27, 2012, the Company authorized a change in its declaration date frequency from once per month to twice per month, effective from January, 2013.

“The performance of our portfolio has allowed us to maintain our 7.35% annualized distribution rate and in addition to provide this special distribution of $.077 per share to our investors. Together, the routine and one-time special distributions total an annualized return of 8.114%, above the current high yield market,” said Gurpreet Chandhoke, Chief Executive Officer of the Company. “Working with Credit Suisse, our trading strategist, we continue to find what we believe to be excellent investment opportunities that meet our unique investment strategy. This has allowed us to continue providing consistent returns without utilizing any leverage.”

About VII Peaks-KBR Co-Optivist Income BDC II

VII Peaks-KBR Co-OptivistTM Income BDC II, Inc. (the “Company”) is a publicly registered non-traded business development company (BDC) that intends to primarily invest in discounted traded corporate debt securities of public and private companies that have solid business fundamentals and business prospects, including historical revenue growth, positive cash flow and sufficient asset coverage, but also a perceived risk of near term liquidity issues based on their maturing debt.

The Company anticipates providing regular distributions to investors from income generated by our investments in debt securities, while actively working with the target company’s management to restructure the underlying debt to generate potential event-driven upside.

About VII Peaks Capital

VII Peaks Capital is an investment management firm that currently serves as a sub-advisor to a number of separate managed accounts managed by large global financial institutions. The Principals of VII Peaks have experience in underwriting and issuing debt products that include high-yield, bank debt and convertible debt and have acted as financial advisers to private equity funds, venture capital firms and corporations in mergers and acquisitions, recapitalization and corporate finance transactions, and have served as principal investors in private equity and leveraged buyout transactions.

About KBR Capital Partners

KBR Capital Partners is an innovative alternative investments firm that employs a collaborative joint venture, institutional, multi-manager strategy to diligently deliver a diversified and distinctive array of low-correlated dividend-based investment opportunities to individual investors.

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255 Shoreline Drive, Suite 428 | Redwood City, CA 94065 | 877-7000-KBR | info@viipeaks-kbr.com | viipeaks-kbr.com

Certain Information About Distributions

The determination of the tax attributes of VII Peaks-KBR Co-Optivist Income BDC II, Inc’s distributions is made annually as of the end of VII Peaks-KBR Co-Optivist Income BDC II, Inc’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. VII Peaks-KBR Co-Optivist Income BDC II, Inc. intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on a Form 1099-DIV.

The payment of future distributions on VII Peaks-KBR Co-Optivist Income BDC II, Inc’s common shares is subject to the discretion of the Board and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

Registration Statement

A registration statement relating to the common stock of VII Peaks-KBR Co-Optivist Income BDC II, Inc. was filed with and has been declared effective by the Securities and Exchange Commission. These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have they passed upon the accuracy or adequacy of the prospectus. The offering of the Company’s common stock is being made solely by means of a written prospectus forming part of the effective registration statement. The prospectus, which is available at www.sec.gov or may be obtained by calling 1-877-700-0527, contains additional information about the Company. The prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objective, risks, charges and expenses of the Company carefully before investing. Available only in states where registration is effective. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted. Past performance may not be indicative of future results.

Forward Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would," and similar expressions are intended to identify forward looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors, many of which are beyond our control, including other factors included in our reports filed with the SEC, particularly in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC, as such Risk Factors may be updated from time to time in subsequent reports. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Securities offered through KBR Capital Markets, LLC, member FINRA/SIPC. 255 Shoreline Drive, Suite 428, Redwood City, CA 94065. 877-700-0527.

For information contact:

877-7000-KBR (527)

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255 Shoreline Drive, Suite 428 | Redwood City, CA 94065 | 877-7000-KBR | info@viipeaks-kbr.com | viipeaks-kbr.com